Exhibit 99.1

R&G FINANCIAL ANNOUNCES SUSPENSION OF DIVIDENDS ON ITS PREFERRED STOCK AND DEFERRAL OF INTEREST PAYMENTS ON ITS TRUST PREFERRED SECURITIES

San Juan, Puerto Rico, April 25, 2008—R&G Financial Corporation (RGFC), a Puerto Rico bank holding company, announced today that its Board of Directors voted to suspend dividends on the Company’s preferred stock and defer interest payments on its trust preferred securities, as permitted by the terms of these securities. The Board believes that it is prudent to take this action while the Company continues to explore strategic alternatives.

As of March 31, 2008, the Company’s bank subsidiary, R-G Premier Bank of Puerto Rico, remained “well capitalized” within the meaning of the federal bank regulations.

R&G Financial Corporation, currently in its 36th year of operation, is a bank holding company with operations in Puerto Rico, providing banking, mortgage banking, consumer finance and insurance through its wholly owned subsidiaries, R-G Premier Bank of Puerto Rico, R&G Mortgage Corporation, and R-G Insurance Corporation, its Puerto Rico insurance agency. The Company operates 36 bank branches and 44 mortgage offices, including 36 mortgage facilities located within its banking branches.